Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Orlando De Bruce
Vice President, Investor Relations	Director, Global Public Relations
and Treasurer	+1 510 267 5052
+1 847 793 6735	odebruce@zebra.com
dfox@zebra.com

Zebra Technologies Announces Record Earnings per Share

in 2010 Fourth Quarter

Investments in geographic expansion contribute to strong growth in international regions

Lincolnshire, IL, February 15, 2011—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2010 fourth quarter net income of $28,217,000, or a record $0.50 per diluted share, including $1,134,000 in exit, restructuring and integration costs that reduced diluted earnings by $0.01 per share. Quarterly net sales of $248,175,000 were up 11.5% from $222,522,000 for the same period of 2009. Net income for the fourth quarter of 2009 was $17,630,000, or $0.30 per diluted share, including $2,737,000 in exit, restructuring and integration costs which lowered diluted earnings by $0.03 per share.

Summary Financial Performance
	4Q10	4Q09	Change
Net sales (in thousands)	$248,175	$222,522	11.5%
Gross margin (%)	49.8	45.6	4.2 pts.
Operating margin (%)	16.3	11.8	4.5 pts.
Net income (in thousands)	$28,217	$17,630	60.1%
Diluted EPS	$0.50	$0.30	66.7%

“Zebra’s sixth quarter of sequential sales growth accompanied further improvements in gross margin to produce our second quarterly record in EPS,” stated Anders Gustafsson, Zebra’s chief executive officer. “Our success in the fourth quarter and throughout 2010 is a direct result of the leverage we have in our financial strength, global go-to-market channels, broad product line and other competitive advantages. During the year we extended our industry leadership with additional sales representation in high-growth regions, broader and stronger distribution, and introductions of new, innovative products that enable us to serve more of our customers’ asset tagging needs. These and other accomplishments make us optimistic in our capacity to achieve further growth and create greater value for all of our shareholders.”

As of December 31, 2010, Zebra had $259,899,000 in cash and investments, and no long-term debt. Net inventories were $113,742,000, and net accounts receivable were $154,146,000.

Discussion and Analysis

•

Net sales for the fourth quarter of 2010 compared with the 2009 fourth quarter benefited from improved business conditions in all geographic regions, with the highest growth rates occurring in Latin America and Asia Pacific. All major printer product categories and aftermarket parts contributed to the growth. Quarterly sales increased 14.4% on a constant-currency basis from a year ago.

•

Gross margin of 49.8% versus 45.6% a year ago was principally driven by higher volumes, an improved product mix, product material savings and lower overhead and freight charges. These factors were partially offset by unfavorable movements in foreign exchange rates.

•

Operating expenses increased 10.6% from the fourth quarter of 2009 substantially from increased selling and marketing and research and development expenses related to higher costs for compensation, business development, outside professional services, travel and entertainment, and project expenses.

•	Fourth quarter operating expenses for 2010 include $1,082,000 in favorable litigation settlements related to escrow funds associated with prior acquisitions.

•

The income tax rate of 29.9% for the fourth quarter of 2010 reflects an extension of Federal R&D tax credits. In addition, as Zebra’s business continued to expand more rapidly in international regions that have lower tax rates, the company’s consolidated global tax rate has declined.

For the full year, net sales were $956,848,000, up 19.1% from $803,585,000. Net income for 2010 totaled $101,778,000, or a record $1.77 per diluted share, compared with $47,104,000, or $0.79 per diluted share for 2009. Exit, restructuring and integration costs for 2010 totaled $4,197,000 and reduced diluted earnings by $0.05 per share. For 2009, exit, restructuring and integration costs of $12,191,000 lowered diluted earnings by $0.14 per share.

Stock Purchase Update

During the fourth quarter of 2010, Zebra repurchased 900,000 shares of Zebra Technologies Corporation Class A Common Stock. At December 31, 2010, 1,850,000 shares remained in the company’s stock buyback authorization, and 55,711,325 shares of common stock were outstanding.

First Quarter Outlook

Zebra announced its financial forecast for the first quarter of 2011. Net sales are expected within a range of $224,000,000 to $235,000,000, reflecting the pending sale of the company’s Navis operation and certain other assets. For the first quarter of 2010, Zebra’s reported net sales were $226,431,000, including sales for Navis and the certain other assets in the range of $14,000,000 to $16,000,000. Adjusting for these sales, the company calculates that first quarter 2010 net sales were in the range of $210,431,000 and $212,431,000. Diluted earnings per share from continuing operations for the first quarter of 2011 are expected within a range of $0.41 to $0.47, including $0.02 per share in exit, restructuring and integration costs.

On January 31, 2011, Zebra announced a definitive agreement to sell its Navis operation and other related assets to Cargotec Corporation for approximately $190,000,000 in cash. The transaction is expected to be completed in the first quarter of 2011 and is subject to regulatory approvals, customary closing conditions and working capital adjustments. The Navis operation and certain other assets will be designated as discontinued operations beginning in the first quarter of 2011.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the fourth quarter of 2010. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the first quarter of 2011 stated in the paragraph above captioned “First Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships.

Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Risks to financial results also include the timing and successful completion of the Navis divestiture as well as the successful integration of the remaining portion of Zebra Enterprise Solutions into Zebra. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2009.

About Zebra Technologies

Zebra Technologies Corporation (NASDAQ: ZBRA) provides the broadest range of innovative technology solutions to identify, track, and manage the deployment of critical assets for improved business efficiency. Zebra’s products include reliable on-demand printers and state-of-the-art software and hardware solutions utilizing a wide array of automatic identification technologies. By enabling improvements in sourcing, visibility, security and accuracy, Zebra helps its customers to put the right asset in the right place at the right time. Zebra serves more than 90 percent of Fortune 500 companies worldwide. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$47,476	$38,943
Restricted cash	1,378	1,725
Investments and marketable securities	125,567	114,064
Accounts receivable, net of allowances of $2,161 in 2010 and $2,186 in 2009	154,146	150,992
Inventories, net	113,742	79,926
Deferred income taxes	19,393	10,792
Income taxes receivable	—	4,724
Prepaid expenses and other current assets	14,833	9,771

Total current assets	476,535	410,937

Property and equipment at cost, net of accumulated depreciation and amortization	88,983	77,589
Long term deferred income taxes	21,023	35,842
Goodwill	151,933	153,225
Other intangibles, net	49,706	55,982
Long term investments and marketable securities	85,478	91,989
Other assets	5,206	4,915

Total assets	$878,864	$830,479

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,304	$28,137
Accrued liabilities	68,090	52,591
Deferred revenue	26,757	24,082
Income taxes payable	5,900	—

Total current liabilities	136,051	104,810
Deferred rent	2,406	4,108
Other long-term liabilities	10,375	9,432

Total liabilities	148,832	118,350

Stockholders’ equity:
Preferred stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	129,715	136,104
Treasury stock	(462,029)	(385,831)
Retained earnings	1,070,973	969,195
Accumulated other comprehensive income (loss)	(9,349)	(8,061)

Total stockholders’ equity	730,032	712,129

Total liabilities and stockholders’ equity	$878,864	$830,479

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net sales:
Net sales of tangible products	$223,071	$197,097	$855,269	$701,044
Revenue from services and software	25,104	25,425	101,579	102,541

Total net sales	248,175	222,522	956,848	803,585

Cost of sales:
Cost of sales of tangible products	113,191	110,611	455,007	401,727
Cost of services and software	11,343	10,433	40,972	41,137

Total cost of sales	124,534	121,044	495,979	442,864

Gross profit	123,641	101,478	460,869	360,721

Operating expenses:
Selling and marketing	34,496	28,543	122,689	102,535
Research and development	26,741	21,838	101,930	86,390
General and administrative	19,492	19,514	79,710	81,395
Amortization of intangible assets	2,426	2,608	9,573	10,466
Litigation/claim settlement	(1,082)	—	(1,082)	—
Exit, restructuring and integration costs	1,134	2,737	4,197	12,191
Asset impairment charges	—	—	—	(1,058)

Total operating expenses	83,207	75,240	317,017	291,919

Operating income	40,434	26,238	143,852	68,802

Other income (expense):
Investment income	570	695	2,681	2,933
Foreign exchange gain (loss)	(448)	795	(213)	(45)
Other, net	(333)	(545)	(1,385)	(1,167)

Total other income (expense)	(211)	945	1,083	1,721

Income before income taxes	40,223	27,183	144,935	70,523

Income taxes	12,006	9,553	43,157	23,419

Net income	$28,217	$17,630	$101,778	$47,104

Basic earnings per share	$0.50	$0.30	$1.78	$0.79
Diluted earnings per share	$0.50	$0.30	$1.77	$0.79

Basic weighted average shares outstanding	56,332	58,583	57,143	59,306
Diluted weighted average and equivalent shares outstanding	56,692	58,769	57,428	59,425

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income	$101,778	$47,104
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	31,209	32,913
Equity-based compensation	11,871	11,467
Asset impairment charges	—	(1,058)
Impairment of investments	—	958
Excess tax benefit from share-based compensation	(244)	(13)
Loss (gain) on sale of assets	(58)	829
Deferred income taxes	6,361	12,550
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	(4,603)	8,747
Inventories, net	(33,884)	22,315
Other assets	(3,993)	(733)
Accounts payable	6,619	(16,105)
Accrued liabilities	15,386	(16,315)
Deferred revenue	3,414	4,966
Income taxes payable	9,272	(2,008)
Other operating activities	(2,669)	81

Net cash provided by operating activities	140,459	105,698

Cash flows from investing activities:
Purchases of property and equipment	(30,721)	(24,890)
Acquisition of intangible assets	(3,497)	(425)
Purchases of investments	(382,091)	(329,292)
Maturities of investments	274,208	257,936
Proceeds from sales of investments	102,485	56,020

Net cash provided by (used in) investing activities	(39,616)	(40,651)

Cash flows from financing activities:
Purchase of treasury shares	(102,091)	(65,445)
Proceeds from exercise of stock options and stock purchase plan purchases	8,975	4,972
Excess tax benefit from share-based compensation	244	13

Net cash used in financing activities	(92,872)	(60,460)

Effect of exchange rate changes on cash	562	1,089

Net increase (decrease) in cash and cash equivalents	8,533	5,676
Cash and cash equivalents at beginning of year	38,943	33,267

Cash and cash equivalents at end of year	$47,476	$38,943

Supplemental disclosures of cash flow information:
Income taxes paid	26,563	10,742

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended		Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Product Category	December 31, 2010	December 31, 2009
Hardware	$179,956	$156,706	14.8	72.5	70.4
Supplies	41,719	39,011	6.9	16.8	17.5
Service and software	25,104	25,425	(1.3)	10.1	11.4

Subtotal products	246,779	221,142	11.6	99.4	99.3
Shipping and handling	1,396	1,380	1.2	0.6	0.7

Total net sales	$248,175	$222,522	11.5	100.0	100.0

	Twelve Months Ended		Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Product Category	December 31, 2010	December 31, 2009
Hardware	$682,455	$539,934	26.4	71.4	67.1
Supplies	167,633	155,847	7.6	17.5	19.4
Service and software	101,579	102,541	(0.9)	10.6	12.8

Subtotal products	951,667	798,322	19.2	99.5	99.3
Shipping and handling	5,181	5,263	(1.6)	0.5	0.7

Total net sales	$956,848	$803,585	19.1	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended		Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Geographic Region	December 31, 2010	December 31, 2009
Europe, Middle East and Africa	$91,800	$82,377	11.4	37.0	37.0
Latin America	23,215	20,196	14.9	9.4	9.1
Asia-Pacific	34,458	21,984	56.7	13.9	9.9

Total International	149,473	124,557	20.0	60.3	56.0
North America	98,702	97,965	0.8	39.7	44.0

Total net sales	$248,175	$222,522	11.5	100.0	100.0

	Twelve Months Ended		Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Geographic Region	December 31, 2010	December 31, 2009
Europe, Middle East and Africa	$338,573	$294,296	15.0	35.4	36.6
Latin America	87,278	65,060	34.2	9.1	8.1
Asia-Pacific	123,796	82,120	50.8	12.9	10.2

Total International	549,647	441,476	24.5	57.4	54.9
North America	407,201	362,109	12.5	42.6	45.1

Total sales	$956,848	$803,585	19.1	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net sales:
SPG	$ 227,163	$ 203,122	$ 871,036	$ 722,556
ZES	21,012	19,400	85,812	81,029

Total	$ 248,175	$ 222,522	$ 956,848	$ 803,585

Cost of Sales:
SPG	$ 115,276	$ 113,253	$ 457,368	$ 410,311
ZES	9,258	7,791	38,611	32,553

Total	$ 124,534	$ 121,044	$ 495,979	$ 442,864

Operating expenses:
SPG	$ 49,445	$ 42,519	$ 183,770	$ 164,124
ZES	17,135	17,024	66,772	63,730
Corporate and other	16,627	15,697	66,475	64,065

Total	$ 83,207	$ 75,240	$ 317,017	$ 291,919

Operating income (loss):
SPG	$ 62,442	$ 47,350	$ 229,898	$ 148,121
ZES	(5,381)	(5,415)	(19,571)	(15,254)
Corporate and other	(16,627)	(15,697)	(66,475)	(64,065)

Total	$ 40,434	$ 26,238	$ 143,852	$ 68,802

Corporate and other includes corporate administration costs or assets that support both reporting segments.

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	December 31, 2010	December 31, 2009	Percent Change
Total printers shipped	276,597	244,100	13.3
Average selling price of printers shipped	$535	$531	0.8

	Twelve Months Ended
	December 31, 2010	December 31, 2009	Percent Change
Total printers shipped	1,057,744	850,230	24.4
Average selling price of printers shipped	$533	$522	2.1